Exhibit 99.1


GSAMP 2005-S1 -- Revised Settlement Date -- (external)
$256.6 mm apprx
GS Lead Manager/Books

         Fitch/                     Fixed/
Class    Moodys       Size(mm)      Fltng     AvL    Cred Sup    Prin Window      Guidance
-----    ------       --------      -----     ---    --------    -----------      --------
A        AAA/Aaa       $187.759     Fltng     1.08     32.40%    04/05-11/07      1mL+17a
M1       AA/Aa2         $21.576     Fltng     5.07     24.00%    06/09-07/10      1mL+45a
M2       A/A2           $20.034     Fixed     4.16     16.20%    07/08-07/10      Swaps+115a
B1       BBB+/Baa2      $16.953     Fixed     3.85      9.60%    03/08-07/10      Swaps+160a
B2       BBB/Baa3        $4.752     Fixed     3.75      7.75%    02/08-07/10      Swaps+200a
B3       BBB-/Ba1        $5.522     Fixed     3.72      5.60%    01/08-07/10      Swaps+550a


Intex Preprice
Deal name:        GSA05S01
Password:         7XUX

Expected settlement - 4/07/05

Disclaimer:

This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.